Exhibit 10(a)55
1998 EQUITY OWNERSHIP PLAN
 OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective for Grants and Elections After February 13, 2003)

Certificate of Amendment

Amendment No. 2

THIS INSTRUMENT, executed this 23rd day of December, 2006, but made effective October 26, 2006, constitutes the Second Amendment of the 1998 Equity Ownership Plan of Entergy Corporation and Subsidiaries, as amended and restated effective for Grants and Elections after February 13, 2003 (the “Plan”).

All capitalized terms used in this document shall have the meanings assigned to them in the Plan unless otherwise defined in this document.

Pursuant to Section 9.1 of the Plan, the Plan is amended as follows:

An Addendum is added at the end of this Plan to read as follows:

ADDENDUM

Notwithstanding any other Plan provision to the contrary, the Plan changes set forth in the attachment to this Addendum shall apply to all Participant deferral elections made on or after October 26, 2006; provided, however, that such changes shall not constitute a material modification of amounts earned and vested before January 1, 2005, including any earnings or appreciation thereon, and such grandfathered benefits shall not be subject to Internal Revenue Code Section 409A.

IN WITNESS WHEREOF, the Personnel Committee has caused this Second Amendment to the 1998 Equity Ownership Plan of Entergy Corporation and Subsidiaries to be executed by its duly authorized representative on the day, month, and year above set forth.

PERSONNAL COMMITTEE
through the undersigned duly authorized representative

/s/ William E. Madison
WILLIAM E. MADISON
Senior Vice-President,
Human Resources and Administration

ATTACHMENT TO ADDENDUM

AMENDMENTS TO 1998 EQUITY OWNERSHIP PLAN
 OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective for Grants and Elections After February 13, 2003)

The following Plan changes apply to Participants’ deferral elections made on or after October 26, 2006:

1.
Payment of Deferral Accounts at Separation from Service.  The payment of all deferral accounts under the Plan will commence upon a Participant’s separation from service on account of retirement, death or other termination of employment or, if applicable, after the six-month hold period has ended.  The deferral form the Participant executes will stipulate that payment will commence upon the earlier of the Participant’s chosen deferral receipt date or separation from service, subject to the six-month hold period, as applicable.  Amounts deferred under an existing deferral election will not automatically accelerate at separation from service; rather, they will be paid in accordance with the terms of that existing election.

2.
Elimination of Successive Deferrals for Retirees.  Future retirees may not defer commencement of receipt of their deferral account balances beyond separation from service or after the six-month hold period, if applicable.  Existing retirees have the opportunity to make one final successive deferral election in December 2006 for amounts scheduled to be paid in calendar year 2008 or beyond, which successive deferral election shall be for (a) a minimum two-year and maximum five-year deferral period if the deferral account is not subject to Internal Revenue Code Section 409A, or (b) a five-year deferral period if the deferral account is subject to Internal Revenue Code Section 409A.

3.
FICA And Medicare Taxes on Performance Unit Deferrals. The Employer shall deduct FICA and Medicare taxes from performance unit awards to Participants who elect to defer 100% of their awards under the Plan.  The net amount of the award will be deferred.

4.
Deemed Investment of Account Balance during Six-Month Hold Period. To the extent Code Section 409A requires a six-month hold on any non-grandfathered deferred account balances otherwise payable to “key employees” upon separation from service, during this six-month hold period all amounts already deferred under the Plan will be deemed invested in the deemed investment funds under the Plan or the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries (“EDCP”), as chosen by the Participant, and those deemed investment choices may be changed in accordance with the terms of the Plan or EDCP, as applicable.